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			EXHIBIT (11)



Computation of Per Share Earnings

(Thousands of Dollars except per share amounts)

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                                              Years Ended
December 31

		                                   1993	                  1992




Primary:



	Average Shares Outstanding	16,506,494	16,490,628

	Dilutive shares * - based on the

		treasury stock method using the

		average market price	-	14,391

			__________	__________

			16,506,494	16,505,019

			__________	__________

			__________	__________

	Net Loss	$   (6,649)	$   (2,061)

			__________	__________

			__________	__________

Per Share Amount:



	Net Loss per Average Common Share  $     (.40)          $
(.13)

                                         __________
_________

                                         __________
_________



Fully Diluted:



	Average Shares Outstanding	16,506,494	16,490,628

	Dilutive Shares * - based on the

		treasury stock method using the

		greater of the year-end market

		price or average market price	-	14,391

			__________	__________

			16,506,494	16,505,019

			__________	__________

			__________	__________

	Net Loss	$   (6,649)	$   (2,061)

			__________	__________

			__________	__________



Per Share Amount:



	Net Loss per Average Common Share  $    (.40)           $
(.13)

                                         __________
__________

                                         __________
__________



* Represents shares resulting from stock option and stock
appreciation rights   plan.



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